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                                                                    Exhibit 99.2


CONTACTS:
At Sanmina-SCI
Rick Ackel
EVP, Chief Financial Officer

Paige Bombino
Investor Relations
408-964-3610


FOR IMMEDIATE RELEASE

             SANMINA-SCI RAISES IN EXCESS OF $1.025 BILLION IN FINANCING

     SAN JOSE, CALIFORNIA, (DECEMBER 23, 2002) - Sanmina-SCI Corporation (Nasdaq: SANM) announced today that it has closed $1,025,000,000 in financing pursuant to an offering of $750 million of its senior secured notes in a private placement to qualified investors and a $275 million senior secured credit facility.

     This announcement is neither an offer to sell nor a solicitation to buy any of these securities.

     The securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

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